UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2010

TANGER PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

North Carolina	333-3526-01	56-1822494
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408
(Address of principal executive offices) (Zip Code)

(336) 292-3010
(Registrants' telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

The Amended and Restated Incentive Award Plan (referred to as the "Incentive Award Plan") of Tanger Properties Limited Partnership (the "Operating Partnership") and Tanger Factory Outlet Centers, Inc. (the "Company") was approved by the Option Committee of the Company's Board of Directors on December 29, 2008 (as modified on March 19, 2009). On February 23, 2010, the Company's Board of Directors approved, subject to shareholder approval, an amendment to the Incentive Award Plan to increase the aggregate number of shares authorized for issuance under the plan from 6,000,000 shares to 7,700,000 shares and to increase the annual individual award limit from 120,000 shares to 360,000 shares for equity awards and from $1,000,000 to $2,000,000 for cash performance awards. A more extensive discussion of the amendment to the Incentive Award Plan is contained in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on March 31, 2010. As shown in the Company's Current Report on Form 8-K filed on May 17, 2010, shareholder approval of the amendment was obtained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGER PROPERTIES LIMITED PARTNERSHIP

By:	TANGER GP TRUST, its sole general partner

By:	/s/ Frank C. Marchisello, Jr.
Frank C. Marchisello, Jr. Vice President, Treasurer & Assistant Secretary

Dated: May 18, 2010